Exhibit 10.11

PROMISSORY NOTE
From Gemco Minerals Inc.

Debt Owing	Due Date	Annual Interest Rate	Interest Starting Date

Box 1 Cdn Funds	Box 2	Box 3	Box 4

24,500.00	June 4, 2010	15%	June 4, 2009

	Monthly Payment	First Payment Date

Box 5

	$0.00	June 4, 2010

FOR VALUABLE CONSIDERATION, I/we, the undersigned Debtor(s) (jointly and severally where more than one) promise(s) to PAY

To	Evan Allan Brett

Name of Creditor
At	19651 48 Ave., Langley, BC, V3A 3K7

Address of Creditor

The debt owing on the due date, together with interest at the annual interest rate both before and after maturity, computed from the interest starting date, all of which are set forth in Boxes 1, 2, 3 and 4 above.

Where monthly payments are contemplated, then during the time all or part of the debt owing is outstanding the undersigned agrees to pay to the Creditor monthly payments of interest, or principal and interest, in the amount set forth in Box 5, the first of such payments to be paid on the date set forth in Box 6, and thereafter on the same date of each and every month until the whole of the debt owing and interest is fully paid and satisfied, or until the due date set forth in Box 2, whichever shall first occur. Payments shall be applied firstly in payment of interest and, where applicable, secondly in reduction of principal; PROVIDED the undersigned shall have the privilege of prepaying the whole or any part of the debt owing without notice, bonus or penalty.

If any monthly payment is not paid on the proper date, then the whole of the then outstanding balance of the debt owing, together with the interest, shall immediately become due and payable.

There are no implied covenants contained in this agreement other than those of good and fair dealing. This agreement contains the entire understanding between or among the participants relating to the subject matters hereof, and supersedes all representations, warranties and agreements, whether oral or written which antedate it. No modification of this agreement shall be valid unless made in writing and duly executed by the participants.

By way of an additional bonus, the Creditor shall be issued 25,000 Class A restricted shares from the treasury of Gemco Minerals Inc.

IN WITNESS WHEREOF the Borrower executes this Agreement and delivers it to the lender.

Dated this 4 day of June, 20 09 .

per: /s/ D. R. Evancic (Debtor)
GEMCO MINERALS INC. Print Name D. R. Evancic